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                                                                     Exhibit 1.1

                                [NAME OF ISSUER]





                     PURCHASE AGREEMENT STANDARD PROVISIONS

                                 (2002 Edition)

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         From time to time, [Name of Issuer], a [Jurisdiction of Incorporation]
corporation (the "Company"), may enter into one or more purchase agreements that provide for the sale of designated securities to the purchaser or purchasers named therein (each a "Purchaser"). The standard provisions set forth herein may be incorporated by reference in any such purchase agreement (each a "Purchase Agreement"). The Purchase Agreement relating to any particular sale of Offered Securities, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in such Purchase Agreement are used herein as therein defined.

                                       I.

         The Company proposes to issue debt securities (the "Securities") from time to time pursuant to the provisions of the Indenture dated as of among the Company, BP p.l.c. (the "Guarantor") and JPMorgan Chase Bank, as Trustee. Pursuant to the Indenture, the Guarantor will guarantee payment of the principal of (and premium, if any) and interest on the Securities. The Securities may have varying designations, maturities, rates and times of payment of interest, selling prices and redemption and other terms.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus relating to the Securities and has filed with the Commission, or transmitted to the Commission for filing (or will promptly after the sale so file) a prospectus supplement specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933. The term Registration Statement means the registration statement as amended to the date of the Purchase Agreement (including information deemed to be a part thereof by reason of Rule 430A(b) under the Securities Act of 1933). The term Basic Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus together with the prospectus supplement specifically relating to the Offered Securities, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. The term preliminary prospectus means a preliminary prospectus supplement specifically relating to the Offered Securities together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the material, if any, incorporated by reference therein.

         Each Purchaser undertakes that (i) in connection with the distribution of the Offered Securities which have a maturity of one year or more and which are to be admitted to the Official List of the U.K. Listing Authority, it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to admission of such securities to listing in accordance with Part VI of the Financial Services and Markets Act 2000 (the "FSMA"), except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1993 or the FSMA; (ii) in connection with the distribution of Offered Securities which have a maturity of one year or more and which are not to be admitted to the Official List of the U.K. Listing Authority, it has not offered or sold and, prior to the date six months after the date of issuance of the Offered Securities, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Offered Securities Regulations 1995; (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iv) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in

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connection with the issue or sale of any Offered Securities, in circumstances in which section 21(1) of the FSMA does not apply to the [Issuer or the] Guarantor.

                                      II.

     If a Purchaser advises the Company and the Guarantor in the Purchase Agreement that it intends to resell the Offered Securities, the Company and the Guarantor will provide assistance as hereinafter provided. The terms of any such resale will be set forth in the Prospectus. The provisions of Articles V, VI, and VII of this Agreement will apply only to a Purchaser giving advice in accordance herewith (the "Reselling Purchaser").

                                      III.

     Payment for the Offered Securities shall be made by wire transfer or by certified or official bank check or checks payable to the order of the Company in immediately available Federal funds or in New York Clearing House funds as agreed to by the parties and at the time and place set forth in the Purchase Agreement, upon delivery to the Purchaser of the Offered Securities registered in such names and in such denominations as the Purchaser shall request in writing not less than one full business day prior to the date of delivery. The time and date of such payment and delivery with respect to the Offered Securities are herein referred to as the Closing Date.

                                      IV.

     The obligations of the Purchaser hereunder are subject to the following conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Guarantor and its subsidiaries taken as a whole from that set forth in the Registration Statement and the Prospectus; and the Purchaser shall have received, on the Closing Date, certificates dated the Closing Date and signed by officers of the Company and the Guarantor or other duly authorized persons, to the foregoing effect. The officers or other persons making such certificates may each rely upon the best of their knowledge as to proceedings pending or threatened.

          (b) The Purchaser shall have received on the Closing Date opinions of Sullivan & Cromwell as to certain matters of New York law, and of the General Counsel or an Associate General Counsel of the Company or other counsel reasonably satisfactory to the Purchaser, dated the Closing Date, to the effect set forth in Exhibit A hereto.

          (c) The Purchaser shall have received on the Closing Date an opinion of the Group General Counsel of the Guarantor or other United Kingdom counsel reasonably satisfactory to the Purchaser, dated the Closing Date, to the effect set forth in Exhibit B hereto.

          (d) The Purchaser shall have received on the Closing Date an opinion of counsel for the Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser.

          (e) The Purchaser shall have received on the Closing Date a letter from the independent auditors for the Guarantor, dated the Closing Date, to the effect set forth in Exhibit C hereto.

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          (f) No downgrading shall have occurred in the rating accorded the
     Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

          (g) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further available information and certificates as the Purchaser may reasonably request.

                                       V.

     In further consideration of the agreements contained herein of any Reselling Purchaser, the Company and the Guarantor covenant to such Reselling Purchaser as follows:

          (a) To furnish the Reselling Purchaser, without charge, a copy of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Reselling Purchaser may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents or reports filed or made by the Guarantor with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Securities Exchange Act of 1934, which are deemed to be incorporated by reference in the Prospectus.

          (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish the Reselling Purchaser a copy of each such proposed amendment or supplement.

          (c) If, during such period after the first date of reselling of the Offered Securities as in the opinion of counsel for the Reselling Purchaser the Prospectus is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a subsequent purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Reselling Purchaser, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a subsequent purchaser, be misleading or so that the Prospectus will comply with law.

          (d) To qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States of America as the Reselling Purchaser shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions in the United States of America as the Reselling Purchaser may designate.

          (e) To make generally available to the Company's and the Guarantor's security holders, as soon as reasonably practicable, a consolidated earning statement of the Guarantor and its subsidiaries covering a twelve month period beginning after the date of this Agreement and ending at the end of a fiscal quarter which shall satisfy the provisions of Section 11(a) of the Securities Act of 1933 (including Rule 158 thereunder).

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          (f) During the period beginning on the date of this Agreement and terminating after the number of days, if any, indicated under "Restriction on Additional Sales" in the Purchase Agreement, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Offered Securities, without the prior written consent of the Reselling Purchaser.

                                      VI.

     The Company and the Guarantor jointly and severally represent and warrant to each Reselling Purchaser that (i) each document or report, if any, filed or made or to be filed or made pursuant to the Securities Exchange Act of 1934 and incorporated by reference in the Prospectus complied when filed or made or will comply when so filed or made in all material respects with such Act and the rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents and reports incorporated by reference therein) filed with the Commission pursuant to the Securities Act of 1933 relating to the Securities, when such part became effective, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act of 1933 complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act of 1933 and the applicable rules and regulations thereunder and (v) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that these representations and warranties do not apply to statements or omissions in the Registration Statement, any preliminary prospectus or the Prospectus based upon information furnished to the Company or the Guarantor in writing by any Reselling Purchaser expressly for use therein.

     The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Reselling Purchaser and each person, if any, who controls such Reselling Purchaser within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (if used within the period set forth in paragraph (c) of Article V hereof and as amended or supplemented if the Company or the Guarantor shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company or the Guarantor by any Reselling Purchaser expressly for use therein, provided, however, that the foregoing indemnity with respect to preliminary prospectuses shall not inure to the benefit of any Reselling Purchaser (or to the benefit of any person controlling such Reselling Purchaser) from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities if a copy of the Prospectus had not been sent or given to such person at or prior to the written confirmation of the sale of such Offered Securities to such person and such Prospectus would have cured such deficiency in the preliminary prospectus.

     Each Reselling Purchaser agrees to indemnify and hold harmless the Company and the Guarantor, their directors, their officers who sign the Registration Statement and any person controlling the Company or the Guarantor to the same extent as the foregoing indemnity from the Company and the Guarantor to each Reselling Purchaser, but only with reference to information relating to such Reselling Purchaser

                                      -4-

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furnished in writing by such Reselling Purchaser expressly for use in the
Registration Statement, any preliminary prospectus or the Prospectus.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such other person (the "indemnified party") shall promptly notify the person or persons against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Reselling Purchaser in the case of parties indemnified pursuant to the second preceding paragraph and by the Company or the Guarantor in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     If the indemnification provided for in this Article VI is unavailable to an indemnified party other than as a result of the proviso to the second paragraph of Article VI or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Reselling Purchaser on the other from the offering of the Offered Securities or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Reselling Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Reselling Purchaser on the other in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bear to the total commissions, if any, received by the Reselling Purchaser in respect thereof. If there are no commissions allowed or paid by the Company or the Guarantor to the Reselling Purchaser in respect of the Offered Securities, the relative benefits received by the Reselling Purchaser in the preceding sentence shall be the difference between the price received by such Reselling Purchaser upon resale of the Offered Securities and the price paid for such Offered Securities pursuant to the Purchase Agreement. The relative fault of the Company and the Guarantor on the one hand and of the Reselling Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Reselling Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                                      -5-

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     The Company, the Guarantor and the Reselling Purchaser agree that it would not be just and equitable if contribution pursuant to this Article VI were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VI, no Reselling Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities resold to the public by such Reselling Purchaser were offered to the public exceeds the amount of any damages which such Reselling Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The indemnity and contribution agreements contained in this Article VI and the representations and warranties of the Company and the Guarantor in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Reselling Purchaser or on behalf of any Reselling Purchaser or any person controlling any Reselling Purchaser and (iii) acceptance of and payment for any of the Offered Securities.

     The Guarantor agrees that any legal suit, action or proceeding brought by any Reselling Purchaser to enforce the indemnity agreements contained in this
Article VI may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, New York, United States of America, waives, to the extent it may effectively do so, any objection which it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Guarantor has designated and appointed BP America Inc. (or any successor corporation) as the Guarantor's authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon said agent at its office at 667 Madison Avenue, 22nd Floor, New York, New York, 10021, attention of the General Counsel (or such other address in the Borough of Manhattan, The City of New York, as the Guarantor may designate by written notice to you) and written notice of said service to the Guarantor, mailed or delivered to it, at Britannic House, 1 Finsbury Circus, London EC2M 7BA, England, attention of the Company Secretary, shall be deemed in every respect effective service of process upon the Guarantor in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Guarantor, whether or not the Guarantor shall then be doing, or at any time shall have done, business within the State of New York, and any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in such State, and waives all claim of error by reason of any such service. Said designation and appointment shall be irrevocable until the principal of and interest on the Offered Securities and all other sums owing by the Company or the Guarantor to holders of the Offered Securities in accordance with the provisions of the Offered Securities and the Indenture have been paid in full by the Company or the Guarantor in accordance with the provisions thereof. The Guarantor agrees to take all action as may be necessary to continue the designation and appointment of BP America Inc. or any successor corporation in full force and effect so that the Guarantor shall at all times have an agent for service of process for the above purposes in the Borough of Manhattan, The City of New York, New York, United States of America.

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                                      VII.

     This Agreement shall be subject to termination in the absolute discretion of any Reselling Purchaser, by notice given to the Company and the Guarantor, if prior to the Closing Date (i) trading in securities generally or trading in the Guarantor's securities on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services within the United States shall have occurred or
(iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of such Reselling Purchaser, impracticable to resell the Offered Securities.

                                      VIII.

     If this Agreement shall be terminated by the Purchaser because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement, the Company or the Guarantor will reimburse the Purchaser for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by such Purchaser in connection with the Offered Securities.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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                                                                       EXHIBIT A

                        OPINION OF COUNSEL TO THE COMPANY

     You shall have received on and as of the Closing Date a favorable opinion or opinions of counsel for the Company and United States counsel for the Guarantor, to the effect that (i) the Company has been duly incorporated and is an existing corporation under the laws of [Jurisdiction of Incorporation]; (ii) the Indenture has been duly authorized, executed and delivered by the Company and has been duly executed and delivered by the Guarantor and constitutes a valid and legally binding obligation of the Company and the Guarantor, and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (hereinafter called the "Trust Indenture Act"); (iii) the Offered Securities have been duly authorized and, when executed in accordance with the terms of the Indenture and authenticated and delivered to and paid for by the Purchaser pursuant to the Purchase Agreement, will constitute valid and legally binding obligations of the Company and will be entitled to the benefits of the Indenture; (iv) the guarantees of the Guarantor endorsed on the Offered Securities (hereinafter called the "Guarantees") have been duly executed by the Guarantor and, upon due execution, authentication and delivery of the Offered Securities, will constitute valid and legally binding obligations of the Guarantor in accordance with their terms; (v) the Purchase Agreement has been duly authorized, executed and delivered by the Company and has been duly executed and delivered by the Guarantor and, assuming the due authorization, execution and delivery hereof by or on behalf of the Purchaser and assuming that neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, constitutes a valid and legally binding agreement of the Company and the Guarantor in accordance with its terms; (vi) the execution and delivery of the Purchase Agreement by the Company and the Guarantor, the execution and delivery of the Indenture by the Company and the Guarantor and the issuance and sale of the Offered Securities by the Company as provided in the Indenture and in the Purchase Agreement do not result in any violation of any of the terms or provisions of any indenture, mortgage or other agreement or instrument known to such counsel by which the Company is bound;
(vii) no consent, approval, authorization or order of, or filing with, any regulatory authority in the United States of America [or Other Jurisdiction of Company] is legally required for the execution of the Indenture, the issuance and sale of the Offered Securities to the Purchaser pursuant to the Purchase Agreement or the execution of the Guarantees by the Guarantor, other than the filings with, and the orders of, the Securities and Exchange Commission in connection with the registration of the Offered Securities and of the Guarantees under the Securities Act of 1933 (hereinafter called the "Act") and the qualification of the Indenture under the Trust Indenture Act, except that the offer and sale of the Offered Securities in certain jurisdictions may be subject to the provisions of the securities or Blue Sky laws of such jurisdictions; and
(viii) the Registration Statement and the Prospectus, as of the effective date of the Registration Statement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act, the Trust Indenture Act and the applicable rules and regulations of the Securities and Exchange Commission thereunder, and such counsel do not believe that the Registration Statement or the Prospectus, on such effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Such opinion may state that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus except for those made under the caption "Description of Debt Securities and Guarantees" insofar as they relate to provisions of documents therein described; and that they do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement and the Prospectus, or as to the statement of the eligibility and qualification of the Trustee under the Indenture.

     In giving the foregoing opinion, to the extent that it involves matters governed by the laws of the United Kingdom, counsel may state that they have assumed that any document referred to above has been duly authorized, executed and delivered pursuant to English law and may rely upon the opinion of the Group General Counsel of the Guarantor (or other United Kingdom counsel pursuant to Article IV(c) of the Purchase Agreement) and may state that their opinion is, insofar as such laws are concerned, subject to the exceptions and qualifications contained in the opinion of such Group General Counsel (or other United Kingdom counsel).

                                      A-2

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                                                                       EXHIBIT B

                       OPINION OF COUNSEL TO THE GUARANTOR

     You shall have received on and as of the Closing Date a favorable opinion of the Group General Counsel of the Guarantor, or other counsel reasonably satisfactory to you, to the effect that subject as mentioned below (i) the Guarantor has been duly incorporated and is validly existing as a company under the laws of England; (ii) the Purchase Agreement, the Indenture, the Guarantees and the execution thereof by [state officer or authorized signatory] have been duly authorized by the Guarantor, upon the due execution, authentication and delivery of the Offered Securities by the Company, such Guarantees will be valid, binding and enforceable obligations of the Guarantor, and the Purchase Agreement and the Indenture have been duly executed and delivered by the Guarantor and the Indenture constitutes a valid, binding and enforceable obligation of the Guarantor; (iii) the execution and delivery of the Purchase Agreement, the Indenture and the Guarantees by the Guarantor and the performance of the terms and provisions thereof do not, and will not conflict, with or result in a breach of any of the current terms or provisions of any law of England, or of the Memorandum of Association or the Articles of Association of the Guarantor, except that such counsel need express no opinion as to compliance or otherwise with the financial limitations on borrowings or the giving of guarantees by the Guarantor contained therein; (iv) the Guarantor has obtained all authorizations, approvals and consents from all governmental authorities in the United Kingdom which are necessary under the laws and regulations of the United Kingdom for the execution and delivery by the Guarantor of the Purchase Agreement, the Indenture and the Guarantees and the performance of the terms and provisions thereof; (v) the submission to jurisdiction and consent to service of process contained in this Purchase Agreement are, under the laws of England, valid and sufficient, if notice is duly given to the Guarantor as provided therein, to confer personal jurisdiction over the Guarantor in respect of any legal suit, action or proceeding brought by any Purchaser to enforce the indemnity agreements contained in Article VI of the Purchase Agreement instituted in any State or Federal court in the Borough of Manhattan, The City of New York, the State of New York, United States of America, and, under the laws of England currently in force and under current practice in England as of such date, any final and conclusive judgment rendered in any such action or proceeding (a "United States judgment") would be enforced by the English courts without a retrial or re-examination of the matters thereby adjudicated upon; and
(vi) the Guarantees rank equally and ratably, without priority by reason of date of issue, currency of payment or otherwise, with all other unsecured and unsubordinated Debt (as defined in the Indenture) of the Guarantor outstanding at the date hereof (except on a winding-up, or in a receivership, for certain claims which are accorded priority by statute in the United Kingdom).

     In giving the foregoing opinion, such counsel may state that he has made no investigation of the laws of any country other than England, and that his opinion is confined to matters of English law and to the extent that his opinion involves matters governed by the laws of the United States or the State of New York, that he has relied exclusively on the opinion of United States counsel for the Guarantor. He further may state that the term "enforceable" as used in such opinion means that the obligations assumed by the relevant party under the relevant document are a type which the English courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

          (a) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization and other laws of general application relating to or affecting the rights of creditors;

          (b) enforcement may be limited by general principles of equity-- for example, equitable remedies may not be available where damages are considered to be an adequate remedy;

          (c) claims may become barred under the Limitation Acts or may be or become subject to defences of set-off or counterclaim;

          (d) where obligations are to be performed in a jurisdiction outside England, they may not be enforceable in England to the extent that performance would be illegal or contrary to public policy under the laws of that jurisdiction.

     In addition such counsel may state that (a) a United States judgment would not be enforced by the English Courts without a retrial or re-examination if such judgment was obtained by fraud or in a manner opposed to natural justice or if the enforcement thereof were contrary to United Kingdom public policy; and
(b) in any proceedings to enforce in an English Court a foreign judgment (including a United States judgment) it is open to the defendant to raise any counter-claim which he could have brought if the action had originally been brought in England unless the subject of the counter-claim was in issue and decided in the foreign proceedings.

     Finally, such counsel may state that the opinion is addressed to the Purchaser on the understanding that it may transmit copies thereof to the Trustee and its respective counsel, each of whom may rely upon it in connection with the issue and sale of the Securities as if it had been addressed and transmitted directly to each of them, but to no other person and for no other purpose. It may not be quoted or referred to in any public document or filed with any government agency or other person without such counsel's consent.

                                                                       EXHIBIT C

                         LETTER OF INDEPENDENT AUDITORS

         The letter of the independent auditors for the Guarantor, to be delivered pursuant to Article IV, paragraph (e) of the document entitled Purchase Agreement Standard Provisions (2002 Edition) (the "Standard Provisions") shall be to the effect that:

         (i) such auditors are independent public accountants with respect to the Guarantor within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the applicable published rules and regulations thereunder;

         (ii) in the opinion of such auditors, the consolidated financial statements and schedules included in the Annual Report on Form 20-F of the Guarantor most recently filed with the Securities and Exchange Commission (the "Annual Report") comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 and the published rules and regulations thereunder;

         (iii) nothing has come to the attention of such auditors, as a result of specified procedures not constituting an audit, that caused them to believe

                      (A) that the unaudited financial statements, if any, incorporated by reference into the Registration Statement, do not comply in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 and the applicable published rules and regulations thereunder, or that such financial statements are not stated on a basis substantially consistent with that of the audited financial statements referred to above, or

                      (B) that, except as set forth in such letter or disclosed in the Registration Statement, there was any change in the Capital Shares account of the Guarantor or any net increase in the consolidated finance debt (excluding amounts subject to repayment within one year) in excess of (pound)100 million (exclusive of foreign exchange adjustments) of the BP Group from the date of the latest balance sheet included or incorporated by reference in the registration statement to a date not more than forty-five days from the date of such letter.